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                                                                    Exhibit (10)


                                 Law Offices
                          DRINKER BIDDLE & REATH LLP
                     Philadelphia National Bank Building
                             1345 Chestnut Street
                         Philadelphia, PA 19107-3496
                          Telephone: (215) 988-2700
                             Fax: (215) 988-2757



                               October 28, 1998



The ARCH Fund, Inc.
3435 Stelzer Road
Columbus, Ohio 43219

         Re: Shares Registered by Post-Effective Amendment No. 45 to Registration Statement on Form N-1A (File Nos. 2-79285 and 811-3567)

Ladies and Gentlemen:

         We have acted as counsel to The ARCH Fund, Inc., a Maryland corporation (the "Fund"), in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 45 (the "Amendment") to the Fund's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), registering shares of common stock in a new series or portfolio of the Fund, i.e. the Conning Money Market Portfolio (the "Portfolio"). The Amendment seeks to register an indefinite number of shares of common stock of the Portfolio (the "Shares").

         We have reviewed the Fund's Articles of Incorporation, as amended and supplemented, its Restated and Amended By-Laws, resolutions of its Board of Directors, and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

         We assume that, prior to the effectiveness of the Amendment under the 1933 Act, the Fund will have filed with the Maryland State Department of Assessments and Taxation all necessary documents (the "Documents") to authorize, classify and establish the Shares.



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The ARCH Fund, Inc.
October 28, 1998
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         Based upon and subject to the foregoing, it is our opinion that the
Shares, when issued for payment as described in the Fund's Prospectus relating to the Portfolio and in accordance with the Fund's Articles of Incorporation and the Documents for not less than $.001 per share, will be legally issued, fully paid and non-assessable by the Fund.

         We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 45 to the Fund's Registration Statement.


                                        Very truly yours,

                                        /s/ Drinker Biddle & Reath LLP

                                        DRINKER BIDDLE & REATH LLP